Exhibit 99.1

Porter Bancorp, Inc. Reports $409,000 First Quarter 2015 Net Income

Continued Improvement in Asset Quality

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 30, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the first quarter of 2015.

The Company reported that net income attributable to common shareholders for the first quarter of 2015 was $409,000, or $0.02 per basic and diluted common share, compared with a net loss attributable to common shareholders of $976,000, or $(0.08) per basic and diluted share, for the first quarter of 2014.

Net Interest Income – Net interest income before provision expense decreased to $7.3 million for the first quarter of 2015 compared with $7.5 million in the fourth quarter of 2014, and remained consistent compared to $7.3 million in the first quarter of 2014. Average loans increased to $643.0 million for the first quarter of 2015 compared with $634.9 million in the fourth quarter of 2014 and declined compared to $698.2 million in the first quarter of 2014. Net interest margin increased to 3.21% in the first quarter of 2015, compared with 3.16% in the fourth quarter of 2014 and 2.96% in the first quarter of 2014 primarily driven by improving cost of funds which declined to 0.91% in the first quarter of 2015, compared with 0.99% in the fourth quarter of 2014 and 1.16% in the first quarter of 2014.

Allowance for Loan Losses – The allowance for loan losses to total loans was 2.94% at March 31, 2015 compared to 3.10% at December 31, 2014, and 3.72% at March 31, 2014. The declining level of the allowance is primarily driven by declining historical charge-off levels and improving trends in loan category risk ratings. Net loan charge-offs declined to $767,000 for the first quarter of 2015, compared to $5.6 million for the fourth quarter of 2014 and $2.7 million for the first quarter of 2014. The allowance for loan losses for loans evaluated collectively for impairment was 3.18% at March 31, 2015, compared with 3.37% at December 31, 2014, and 4.10% at March 31, 2014. Because of ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio, no provision expense was recorded for the first quarter of 2015, compared to $800,000 for the fourth quarter of 2014.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $80.1 million, or 7.94% of total assets at March 31, 2014, compared with $93.5 million, or 9.19% of total assets at December 31, 2014, and $123.3 million, or 11.59% of total assets at March 31, 2014.

Non-performing loans decreased to $36.5 million, or 5.77% of total loans, at March 31, 2015, compared with $47.3 million, or 7.57% of total loans at December 31, 2014 and decreased from $77.3 million, or 11.33% of total loans at March 31, 2014. The decrease from the previous quarter was primarily driven by $10.8 million in principal payments received on nonaccrual loans, $337,000 of nonaccrual loans migrating to OREO, and $955,000 of net charge-offs.

OREO at March 31, 2015 decreased to $43.6 million, compared with $46.2 million at December 31, 2014 and $45.9 million at March 31, 2014. The Company acquired $347,000 in OREO and sold $2.6 million in OREO during the first quarter of 2015. Fair value write-downs arising from new appraisals or lower marketing prices totaled $300,000 in the first quarter of 2015, compared with $3.0 million in the fourth quarter of 2014 and $250,000 in the first quarter of 2014.

The following table details past due loans and non-performing assets as of:

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(in thousands)
Past due loans:
30 – 59 days	$4,370	$3,960	$3,507	$3,057	$5,667
60 – 89 days	1,769	980	3,333	991	1,232
90 days or more	18	151	—	—	—
Nonaccrual loans	36,500	47,175	44,670	44,375	77,344
Total past due and nonaccrual loans	$42,657	$52,266	$51,510	$48,423	$84,243

Loans past due 90 days or more	$18	$151	$—	$—	$—
Nonaccrual loans	36,500	47,175	44,670	44,375	77,344
OREO	43,618	46,197	54,507	56,882	45,918
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$80,136	$93,523	$99,177	$101,257	$123,262

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $18.8 million at March 31, 2015, compared to $22.0 million at December 31, 2014 and $41.8 million at March 31, 2014.

Non-interest Income – Non-interest income increased $1.5 million to $2.7 million for the first quarter of 2015, compared with $1.2 million for the fourth quarter of 2014, and increased $1.8 million compared with $915,000 for the first quarter of 2014 driven primarily by gains on the sales of securities totaling $1.5 million in the first quarter of 2015. There were no securities sales gains in the fourth quarter of 2014, and gains of $44,000 in the first quarter of 2014.

Non-interest Expense – Non-interest expense decreased $2.5 million to $9.4 million for the first quarter of 2015, compared with $11.8 million for the fourth quarter of 2014, and increased $890,000 compared with $8.5 million for the first quarter of 2014. This decrease from the fourth quarter of 2014 was primarily due to a reduction in OREO expenses of approximately $3.1 million, partially offset by an increase in professional fees of $448,000 driven primarily by legal fees and litigation expenses. OREO expenses decreased primarily due to a reduction in fair value write-downs from $3.0 million in the fourth quarter of 2014 to $300,000 in the first quarter of 2015. These write-downs result from declines in the fair value of the real estate based upon updated appraisals as well as reductions in listing prices.

Capital – At March 31, 2015, PBI Bank’s Tier 1 leverage ratio was 5.84% compared with 5.78% at December 31, 2014, and its Total risk-based capital ratio was 10.25% at March 31, 2015 compared with 10.57% at December 31, 2014, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At March 31, 2015, Porter Bancorp’s leverage ratio was 4.13% compared with 4.51% at December 31, 2014, and its Total risk-based capital ratio was 10.05%, compared with 10.61% at December 31, 2014. At March 31, 2015, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.32%, and Porter Bancorp’s Common equity Tier I risk-based capital ratio was 4.71%.

Management and the Board of Directors continue to evaluate appropriate strategies for increasing the Company’s capital in order to meet the capital requirements of the Consent Order including, among other things, a possible private placement of common stock to new and existing shareholders.

Shares Issued and Outstanding – On February 25, 2015, shareholders approved the conversion of all mandatorily convertible Series B Preferred Shares into 4,053,600 common shares and the conversion of all mandatorily convertible Series D Preferred Shares into 6,458,000 non-voting common shares. The conversion reduced preferred stockholders’ equity by $5.8 million and increased common stockholders’ equity by the same amount. Total issued and outstanding common shares and non-voting common shares were 25,663,495 at March 31, 2015.

PBIB-G

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the first quarter ending March 31, 2015 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/15	12/31/14	3/31/14

Income Statement Data
Interest income	$9,203	$9,636	$9,897
Interest expense	1,913	2,169	2,597

Net interest income	7,290	7,467	7,300
Provision for loan losses	—	800	—

Net interest income after provision	7,290	6,667	7,300

Service charges on deposits	409	498	468
Bank card interchange fees	203	190	161
Other real estate owned income	357	226	7
Gains (losses) on sales of securities, net	1,497	—	44
Other	230	244	235

Non-interest income	2,696	1,158	915

Salaries & employee benefits	3,847	3,927	3,741
Occupancy and equipment	870	852	892
Professional fees	979	531	289
FDIC insurance	570	590	540
Data processing expense	304	288	269
State Franchise and deposit tax	285	210	425
Other real estate owned expense	733	3,843	662
Loan collection expense	283	348	539
Other	1,521	1,259	1,145

Non-interest expense	9,392	11,848	8,502

Income (loss) before income taxes	594	(4,023)	(287)
Income tax expense (benefit)	—	(238)	—

Net income (loss)	594	(3,785)	(287)
Less:
Dividends and accretion on preferred stock	—	—	786
Effect of exchange of preferred stock to common stock	—	(36,104)	—
Earnings allocated to participating securities	185	7,977	(97)

Net income (loss) attributable to common	$409	$24,342	$(976)

Weighted average shares – Basic	17,493,397	12,767,430	12,021,313
Weighted average shares – Diluted	17,493,397	12,767,430	12,021,313

Basic earnings (loss) per common share	$0.02	$1.91	$(0.08)
Diluted earnings (loss) per common share	$0.02	$1.91	$(0.08)
Cash dividends declared per common share	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/15	12/31/14	3/31/14

Average Balance Sheet Data
Assets	$1,011,561	$1,033,327	$1,073,586
Loans	642,959	634,872	698,184
Earning assets	936,037	952,946	1,019,173
Deposits	931,698	948,899	984,169
Long-term debt and advances	33,902	34,127	35,233
Interest bearing liabilities	854,423	865,042	911,186
Stockholders’ equity	33,971	29,928	36,992

Performance Ratios
Return on average assets	0.24%	(1.45)%	(0.11)%
Return on average equity	7.09	(50.18)	(3.15)
Yield on average earning assets (tax equivalent)	4.03	4.06	3.99
Cost of interest bearing liabilities	0.91	0.99	1.16
Net interest margin (tax equivalent)	3.21	3.16	2.96
Efficiency ratio	110.64	137.37	104.05

Loan Charge-off Data
Loans charged-off	$(1,327)	$(6,197)	$(3,082)
Recoveries	560	563	373
Net charge-offs	$(767)	$(5,634)	$(2,709)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$47,175	$44,670	$101,767
Net principal pay-downs	(10,754)	(1,825)	(10,245)
Charge-offs	(955)	(2,291)	(2,472)
Loans foreclosed and transferred to OREO	(337)	(675)	(16,895)
Loans returned to accrual status	(78)	(116)	(870)
Loans placed on nonaccrual during the period	1,449	7,412	6,059
Nonaccrual loans at end of period	$36,500	$47,175	$77,344

Troubled Debt Restructurings (TDRs)
Accruing	$18,798	$21,985	$41,813
Nonaccrual	19,002	20,507	30,640
Total	$37,800	$42,492	$72,453

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$46,197	$54,507	$30,892
Real estate acquired	347	675	17,351
Valuation adjustment write-downs	(300)	(3,005)	(250)
Proceeds from sales of properties	(2,629)	(5,831)	(2,075)
Gain (loss) on sales, net	3	(149)	—
OREO at end of period	$43,618	$46,197	$45,918

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13

Assets
Loans	$632,428	$624,999	$638,360	$643,030	$682,591	$709,326
Allowance for loan losses	(18,597)	(19,364)	(24,198)	(25,133)	(25,415)	(28,124)
Net loans	613,831	605,635	614,162	617,897	657,176	681,202
Loans held for sale	—	8,926	—	280	—	149
Securities held to maturity	42,263	42,325	42,386	43,488	43,550	43,612
Securities available for sale	157,290	190,791	192,146	180,723	166,442	163,344
Federal funds sold & interest bearing deposits	101,872	66,011	73,494	95,353	99,286	103,669
Cash and due from financial institutions	7,899	14,169	11,336	6,913	7,449	7,465
Premises and equipment	19,323	19,507	19,649	19,788	19,821	19,983
Bank owned life insurance	9,231	9,167	9,103	9,039	8,981	8,911
FHLB Stock	7,323	7,323	7,323	7,323	7,323	10,072
Other real estate owned	43,618	46,197	54,507	56,882	45,918	30,892
Accrued interest receivable and other assets	7,056	7,938	6,608	7,181	7,584	6,822
Total Assets	$1,009,706	$1,017,989	$1,030,714	$1,044,867	$1,063,530	$1,076,121

Liabilities and Equity
Certificates of deposit	$597,117	$574,681	$609,682	$631,110	$656,475	$679,952
Interest checking	86,614	91,086	76,431	76,625	79,689	84,626
Money market	102,349	109,734	100,890	95,946	89,678	79,349
Savings	36,418	36,430	36,364	37,178	38,524	36,292
Total interest bearing deposits	822,498	811,931	823,367	840,859	864,366	880,219
Demand deposits	108,011	114,910	110,165	109,956	110,507	107,486
Total deposits	930,509	926,841	933,532	950,815	974,873	987,705
Federal funds purchased & repurchase agreements	1,145	1,341	1,817	2,451	2,240	2,470
FHLB advances	3,597	15,752	16,940	14,134	4,345	4,492
Junior subordinated debentures	29,725	29,950	30,175	30,400	30,625	30,850
Accrued interest payable and other liabilities	10,758	10,640	18,922	16,453	15,110	14,673
Total liabilities	975,734	984,524	1,001,386	1,014,253	1,027,193	1,040,190

Preferred stockholders’ equity	2,771	8,552	38,283	38,283	38,283	38,283
Common stockholders’ equity (deficit)	31,201	24,913	(8,955)	(7,669)	(1,946)	(2,352)
Total stockholders’ equity	33,972	33,465	29,328	30,614	36,337	35,931
Total Liabilities and Stockholders’ Equity	$1,009,706	$1,017,989	$1,030,714	$1,044,867	$1,063,530	$1,076,121

Ending shares outstanding	25,663,495	14,890,514	13,099,400	13,104,853	12,894,741	12,840,999
Book value per common share	$1.22	$1.67	$(0.68)	$(0.59)	$(0.15)	$(0.18)
Tangible book value per common share	1.18	1.61	(0.76)	(0.67)	(0.25)	(0.29)

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Asset Quality Data
Loan 90 days or more past due still on accrual	$18	$151	$—	$—	$—	$232
Nonaccrual loans	36,500	47,175	44,670	44,375	77,344	101,767
Total non-performing loans	36,518	47,326	44,670	44,375	77,344	101,999
Real estate acquired through foreclosures	43,618	46,197	54,507	56,882	45,918	30,892
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$80,136	$93,523	$99,177	$101,257	$123,262	$132,891

Non-performing loans to total loans	5.77%	7.57%	7.00%	6.90%	11.33%	14.38%
Non-performing assets to total assets	7.94	9.19	9.62	9.69	11.59	12.35
Allowance for loan losses to non-performing loans	50.93	40.92	54.17	56.64	32.86	27.57

Allowance for loans evaluated individually	$254	$752	$1,788	$1,753	$2,453	$3,471
Loans evaluated individually for impairment	55,299	71,993	78,695	79,742	122,158	149,883
Allowance as % of loans evaluated individually	0.46%	1.04%	2.27%	2.20%	2.01%	2.32%

Allowance for loans evaluated collectively	$18,343	$18,612	$22,410	$23,380	$22,962	$24,653
Loans evaluated collectively for impairment	577,129	553,006	559,665	563,288	560,433	559,443
Allowance as % of loans evaluated collectively	3.18%	3.37%	4.00%	4.15%	4.10%	4.41%

Allowance for loan losses to total loans	2.94%	3.10%	3.79%	3.91%	3.72%	3.96%

Loans by Risk Category
Pass	$480,545	$461,126	$446,166	$434,853	$415,144	$369,529
Watch	76,876	68,200	83,711	91,208	104,171	144,316
Special Mention	1,110	4,189	4,431	3,223	4,069	5,865
Substandard	73,897	91,484	104,052	113,746	159,207	189,616
Doubtful	—	—	—	—	—	—
Total	$632,428	$624,999	$638,360	$643,030	$682,591	$709,326

Risk-based Capital Ratios - Company
Tier I leverage ratio	4.13%	4.51%	4.02%	4.10%	4.87%	4.95%
Common equity Tier I risk-based capital ratio	4.71	N/A	N/A	N/A	N/A	N/A
Tier I risk-based capital ratio	5.88	6.70	5.93	6.19	7.22	7.34
Total risk-based capital ratio	10.05	10.61	10.05	10.27	10.93	11.03

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	5.84%	5.78%	6.09%	5.96%	6.36%	6.28%
Common equity Tier I risk-based capital ratio	8.32	N/A	N/A	N/A	N/A	N/A
Tier I risk-based capital ratio	8.32	8.59	8.99	9.00	9.44	9.35
Total risk-based capital ratio	10.25	10.57	11.01	11.06	11.50	11.44

FTE employees	258	264	268	275	263	260

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer